SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 30, 2003
(Date of earliest event reported)

POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500
(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On January 30, 2003, Standard & Poor’s Rating Services announced that it had lowered Potlatch Corporation’s corporate credit and senior unsecured debt rating to BB+, lowered its subordinated debt rating to BB- and affirmed its senior secured bank loan rating at BBB-.

As a result of the new ratings, the interest rate on our $100 million Credit Sensitive Debentures will increase from 9.425% to 12.5%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2003

POTLATCH CORPORATION

By	/s/ Malcolm A. Ryerse
Malcolm A. Ryerse Corporate Secretary